UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 30, 2024

LOOP MEDIA, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-41508	47-3975872
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 West Olive Avenue, PMB 54470
Burbank, CA	91505
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 436-2100

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	LPTV	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departures of Directors

Effective September 30, 2024, each of Mr. Jon Niermann (“Mr. Niermann”), Mr. David Saint-Fleur (“Mr. Saint-Fleur”) and Ms. Sonya Zilka (“Ms. Zilka”) resigned from their positions as Directors of the Board of Directors of Loop Media, Inc. (the “Company”). The resignations were not because of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Board of Directors has accepted each resignation and wishes Mr. Saint-Fleur and Ms. Zilka well in their future endeavors. Mr. Niermann will continue with the Company as a member of the management team in his current role in outward-facing sales and distribution.

Departure of Chief Financial Officer

Effective as of September 30, 2024 (the “Departure Effective Date”), following the expiration of his employment agreement dated September 30, 2021, Mr. Neil Watanabe (“Mr. Watanabe”), the Company’s Chief Financial Officer (“CFO”), departed from his role as CFO of the Company after three years of service to pursue other opportunities outside of the Company. In accordance with the terms of a Separation and General Release Agreement entered into between Mr. Watanabe and the Company (the “CFO Separation Agreement”), effective as of October 4, 2024 (the “CFO Separation Agreement Effective Date”), provided that Mr. Watanabe does not revoke the CFO Separation Agreement within seven (7) days of the CFO Separation Agreement Effective Date, Mr. Watanabe will receive (i) six (6) months’ severance, payable over a twelve-month period on the Company’s regular payroll schedule, subject to applicable tax withholdings; (ii) a lump-sum payment on September 30, 2025, of the balance due on the FY2022 Bonus (as defined below); (iii) reimbursement of insurance premium payments for a term of twelve (12) months; (iv) accelerated vesting of all stock options (“Existing Stock Options”) and restricted stock units (generally, “RSUs,” such RSUs, the “Existing RSUs,” and together with the Existing Stock Options, the “Existing Equity Grants”) that had been granted to Mr. Watanabe prior to the Departure Effective Date under the Company’s Amended and Restated 2020 Equity Incentive Compensation Plan (the “Plan”), such that all Existing Equity Grants will become fully vested upon Mr. Watanabe executing the CFO Separation Agreement; and (v) an extension the time period for exercise of the Existing Stock Options through September 30, 2026 (the “Extended Exercise Period”). Further, the Existing Stock Options will be eligible for any repricing, exchange or modifications under the same terms and conditions that are extended and offered to other senior executive officers of the Company through the Extended Exercise Period.

The foregoing description of the CFO Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the CFO Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

In an effort to ensure an orderly transition for his successor, Mr. Watanabe has agreed to remain an advisor to the Company and has entered into a Consultant Advisory Agreement with the Company, effective as of September 30, 2024 (the “Advisory Agreement”). Pursuant to the Advisory Agreement, Mr. Watanabe has been granted 40,000 RSUs under the Plan, with twenty-five percent (25%) vesting on the third month anniversary of the date of grant and quarterly thereafter in equal amounts through September 30, 2025. These RSUs held by Mr. Watanabe will immediately vest upon a Change of Control (as defined in the Company’s Amended and Restated 2020 Equity Incentive Compensation Plan, previously filed on August 10, 2021, as Exhibit 4.6 of the Company’s Registration Statement on Form S-8). The Advisory Agreement can be terminated by either party upon thirty (30) days’ prior written notice.

Appointment of Interim Chief Financial Officer

Effective October 1, 2024, Mr. Ari Olgun (“Mr. Olgun”) was appointed to serve as Interim Chief Financial Officer (“Interim CFO”) to fill the vacancy created by Mr. Watanabe’s departure from the Company. Up to the date of his appointment, Mr. Olgun served as the Company’s VP Controller since he joined the Company in March 2022, and has served as a Director of our wholly-owned subsidiary, EON Media Group Pte. Ltd. since June 2022. Concurrent with his appointment as Interim CFO, Mr. Olgun was appointed as Director and Treasurer of the Company’s wholly-owned subsidiary, Retail Media TV, Inc. Prior to joining the Company, Mr. Olgun founded California Language Academy, an international language school conglomerate and served as its Chief Financial Officer and Chief Executive Officer from 2010 to 2021. From 2020 to 2022, Mr. Olgun served as a SPAC and Technical Accounting Consultant for Surf Air, a privately held company in the airline industry. Prior to that, he served as the Director of Financial Reporting and Technical Accounting for United Pacific Oil from 2018 to 2022, and he served as Interim CFO, Director of Finance, and Corporate Controller at David & Goliath LLC, a privately held advertising agency from 2009 to 2015. From 2007 to 2008, Mr. Olgun served as Revenue Controller at TIBCO Software, Inc. (NASDAQ: TIBX), a publicly traded software and technology company that provides real-time data to modern enterprises. Mr. Olgun started his career at Ernst & Young LLP, holds a CPA license from the California Board of Accountancy, and received a Bachelor of Arts in Business Management and Economics from the University of California, Santa Cruz, and a Master of Science in Accountancy from the University of Notre Dame.

There have been no transactions since the beginning of the Company’s last fiscal year in which the Company is a participant and in which Mr. Olgun or any members of his immediate family have any interest that are required to be reported under Item 404(a) of Regulation S-K. No family relationships exist between Mr. Olgun and any of the Company’s directors or executive officers. The appointment of Mr. Olgun was not pursuant to any arrangement or understanding between him and any person, other than a director or executive officer of the Company acting in his or her official capacity.

In connection with his appointment as Interim CFO, Mr. Olgun entered into an employment letter agreement with the Company (the “Interim CFO Employment Letter Agreement”), which was effective October 1, 2024.

Pursuant to the Interim CFO Employment Letter Agreement, Mr. Olgun’s employment is “at will” and does not have a fixed term. Mr. Olgun is entitled to receive an annual base salary of $275,000.00. Mr. Olgun agreed to take a salary reduction, consistent with those that other executive officers have taken in fiscal year 2024, resulting in a current annual salary of $230,300.00. In the event the Company implements any further across-the-board salary reductions affecting all or substantially all senior executives of the Company, Mr. Olgun’s annual salary will be proportionally reduced. Mr. Olgun is eligible to participate in the Company’s standard benefit plans, subject to the terms and conditions of such plans, including any incentive compensation plans, and Mr. Olgun is eligible to be reimbursed for expenses related to professional licensing and ongoing professional development.

The Interim CFO Employment Letter Agreement terminates upon death or disability, and may be terminated by the Company with or without Cause (as defined herein), and by Mr. Olgun with or without Good Reason (as defined herein) and with or without advance notice. If Mr. Olgun’s employment is terminated by the Company without Cause or by Mr. Olgun for Good Reason unrelated to Change in Control (as defined herein), or as a result of the death or disability of Mr. Olgun, Mr. Olgun will receive unpaid and accrued base salary through date of termination as well as six (6) months’ severance, payable over a twelve (12) month period on the Company’s regular payroll schedule, and will be subject to applicable tax withholdings. If the Company terminates Mr. Olgun for Cause or Mr. Olgun resigns without Good Reason, unpaid and accrued base salary will be paid through the date of termination.

In addition, if Mr. Olgun’s employment is terminated during a Change in Control Period (as defined herein), compensation is similar to that upon termination without Cause or resignation for Good Reason, except Mr. Olgun will be entitled to receive a lump sum payment equal to twelve (12) months of his then-current base salary, payable within 60 days following Separation of Service (as defined herein) and the Company will fully accelerate the vesting of all of Mr. Olgun’s outstanding equity awards. Mr. Olgun’s right to receive any severance benefit under the Interim CFO Employment Letter Agreement is subject to the execution and delivery to the Company of a general release of claims. Mr. Olgun was also required to execute the Company’s standard non-solicitation and other restrictive covenants agreement to which he is subject for the duration of his employment and for a 24-month period following termination for any reason.

Mr. Olgun will be eligible to participate in all employee benefit plans generally available to executives of the Company, which are more fully described in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on August 22, 2024.

For purposes of the CFO Employment Letter Agreement, the terms “Cause,” “Good Reason,” “Change in Control,” “Change in Control Period” and “Separation of Service” have the following definitions, as they appear in the CFO Employment Letter Agreement:

“Cause” shall mean any of the following: (i) unauthorized use or disclosure of the Company’s confidential information or trade secrets, which use or disclosure causes material harm to the Company; (ii) material breach of any agreement with the Company, which causes (or is likely to cause) material harm to the Company; (iii) material failure to comply with the Company’s written policies or rules, which causes (or is likely to cause) material harm to the Company; (iv) conviction of, or plea of “guilty” or “no contest” to, a felony under the laws of the United States or any State thereof; (v) gross negligence or willful misconduct, which causes (or is likely to cause) material harm to the Company; (vi) continuing failure to perform assigned duties after receiving written notification of such failure from the Company; or (vii) failure to cooperate in good faith with a governmental or internal investigation of the Company or its directors, officers or employees, if the Company has requested your cooperation. For purposes of this Agreement, “Cause” will not exist under condition (ii), (iii), (v), (vi) or (vii) unless the Company gives you written notice of such condition within 90 days after such condition comes into existence and you fail to remedy such condition within 30 days after receiving such written notice.

“Good Reason” shall mean that you have resigned based on the occurrence of any of the following events: (i) a material diminution in your salary except for across-the-board salary reductions similarly affecting all or substantially all senior executives of the Company; (ii) a change in the geographic location of your primary place of work that results in an increase in your one-way commute by more than 25 miles; or (iii) a material reduction in your authority, job duties or responsibilities; provided, however, that you will not be deemed to have Good Reason if the Company survives as a separate legal entity following a Change in Control and you hold materially the same position in such legal entity as before the Change in Control. A resignation will only be for Good Reason if you deliver written notice of such condition to the Company within 30 days after the initial occurrence of such condition, the Company has failed to cure such condition within 30 days after the delivery of such notice, and you resign within 30 days after the end of such cure period.

“Change in Control” shall have the meaning set forth in the Plan, previously filed on August 10, 2021, as Exhibit 4.6 of the Company’s Registration Statement on Form S-8).

“Change in Control Period” is defined as the period ending on the twelve (12) month anniversary of the effective date of a Change in Control.

“Separation of Service” shall be defined under Treasury Regulation Section 1.409A-1(h), without regard to any alternative definition thereunder.

The foregoing description of the Interim CFO Employment Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Interim CFO Employment Letter Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01. Other Events

Deferral and Elimination of Board of Directors Cash Compensation

As previously disclosed, in connection with the cost-cutting measures undertaken across the Company beginning in fiscal year 2024, effective as of May 3, 2024, the Board of Directors agreed to defer all cash compensation due to them for the remainder of fiscal year 2024 (the “Board FY2024 Cash Compensation”) until October 1, 2024, at which time deferred payments were expected to be paid and regularly quarterly payments were scheduled to resume (the “Board FY2024 Cash Compensation Deferral”). The Company’s Board of Directors and senior management team have continued such operational and cost-cutting review through the remainder of fiscal year 2024 and into fiscal year 2025, and effective as of September 30, 2024, the Board of Directors extended the Board FY2024 Cash Compensation Deferral to September 30, 2025, at which time the deferred payments of Board FY2024 Cash Compensation will be paid (the “Board FY2024 Cash Compensation Deferral Extension”). The Board of Directors received written consent from the non-employee members of the Board of Directors who are affected by the Board FY2024 Cash Compensation Deferral to accept the Board FY2024 Cash Compensation Deferral Extension. In addition, the Board of Directors agreed to eliminate all cash compensation to non-employee members of the Board of Directors for fiscal year 2025.

Deferral of Fiscal Year 2022 Bonuses to Certain Executive Officers

The Company’s Board of Directors previously approved cash compensation of certain executive officers for fiscal year 2022, including the payment of bonuses (each, a “FY2022 Bonus,” and collectively, the “FY2022 Bonuses”). In light of the Company’s cashflow position, payment of the FY2022 Bonuses was deferred. A portion of the FY2022 Bonuses was paid to each of the affected executive officers in December 2023. In light of the further operational and cost-cutting review through the remainder of fiscal year 2024 and into fiscal year 2025, effective as of September 30, 2024, the Board of Directors agreed to further postpone the payment of the balances due on the FY2022 Bonuses to September 30, 2025.

Repricing of Certain Employee Stock Options

As previously disclosed, the Company’s common stock, par value $0.0001 (the “Common Stock”) was delisted from the New York Stock Exchange American on August 8, 2024, and began trading under on the OTC Pink Current operated on the OTC Markets system effective on August 9, 2024. As an incentive to retain employees, on September 30, 2024, the Board of Directors approved the reduction of the exercise price of stock options (the “Stock Option Repricing”) previously granted under the Plan that are held by certain current non-executive employees to $0.0511 per share, which was the closing price of the Company’s Common Stock on Friday, September 27, 2024, as reported on the OTC Markets Pink Sheets.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Separation Agreement, effective October 4, 2024, between the Company and Mr. Watanabe.
10.2	Interim CFO Employment Letter Agreement, effective October 1, 2024, between the Company and Mr. Olgun.
104	Cover Page Interactive Date File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOOP MEDIA, INC.

Dated: October 4, 2024	By:	/s/ Justis Kao
	Name:	Justis Kao
	Title:	Chief Executive Officer